Exhibit 99.1

NEWS RELEASE
Royal Gold Provides Preliminary Financial Information and Details for the Release of Financial Results for the Third Quarter 2026
DENVER, COLORADO. October 20, 2026: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold,” the “Company,” “we,” “us,” or “our”) announced preliminary financial information and details for the release of results for the quarter ended September 30, 2026 ("third quarter").
Preliminary Third Quarter Estimates
Royal Gold's stream sales and preliminary royalty sales and depreciation, depletion and amortization ("DD&A") estimates1 in the third quarter are as follows:

Stream Segment Sales	$318.3M
GEOs[2]	74,700
Cost of Sales	$834/GEO
Commodity breakdown:	Metal Units Sold	Ending Period Inventory
Gold	57,600 oz	23,300 oz
Silver	772,300 oz	424,200 oz
Copper	3.8 Mlb	—
Zinc	1.3 Mlb	—
Royalty Segment Sales[3]	$143-149 M
DD&A3	$80-84 M
Notable Third Quarter Financial Items
Notable financial items for the third quarter include:
•The repayment of $250 million of debt, resulting in an outstanding balance on the revolving credit facility of $150 million on September 30, 2026, leaving $1.25 billion undrawn and available.

•The repurchase of 190,045 shares at an average price of $259.83 per share, for total consideration of $49 million. The repurchased shares were cancelled.
1 Estimates are preliminary and are subject to change. See "Cautionary Note Regarding Preliminary Financial Information."
2 Gold Equivalent Ounces ("GEOs") are calculated as Royal Gold’s revenue (in total or by reportable segment) divided by the average London PM gold fixing price for the quarter ended September 30, 2026, of $4,262 per ounce.
3 Royalty Segment Sales and DD&A are presented as estimated ranges as final receipts are not yet available.

Details for Release of Third Quarter 2026 Financial Results
Royal Gold's results for the third quarter will be released after the market close on Wednesday, November 4, 2026, followed by a conference call on Thursday, November 5, 2026, at 12:00 p.m. Eastern Time (10:00 a.m. Mountain Time). The call will be webcast live and archived on the Company's website for a limited time.
Dial-In Numbers:    +1 833-461-5787 (North America); toll free
            +1 585-542-9983 (International)
Access Code:        999159628
Webcast URL:        https://events.q4inc.com/attendee/999159628

Corporate Profile
Royal Gold is a high-margin, large-capitalization company that generates strong cash flows from a large and well-diversified portfolio of precious metal streams, royalties and similar production-based interests located in mining-friendly jurisdictions. Royal Gold shares trade under the symbol “RGLD” and provide growth, value, and income investors exposure to the metals & mining industry. The Company’s website is located at www.royalgold.com.
Additional Investor Information
Royal Gold routinely posts important information, including information about upcoming investor presentations and press releases, on its website under the Investor Resources tab. Investors and other interested parties are encouraged to enroll at www.royalgold.com to receive automatic email alerts for new postings.
For further information, please contact:
Alistair Baker
Senior Vice President, Investor Relations and Business Development
(303) 573-1660
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from these statements. Forward-looking statements are often identified by words such as “will,” “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project,” or negatives of these words or similar expressions. Forward-looking statements include, among others, estimates for royalty segment sales and DD&A. Factors that could cause actual results to differ materially from these forward-looking statements include, among others, the completion of Royal Gold's normal quarter-end accounting procedures and adjustments (including normal year-to-date and quarter-end adjustments); the finalization of fair value and other estimates; further review by management; other developments that may arise between the date of this press release and the date on which final results are reported; and other factors described in our reports filed with the Securities and Exchange Commission, including Item 1A, Risk Factors of our most recent Annual Report. Most of these factors are beyond our ability to predict or control. Other unpredictable or unknown factors not discussed in this release or our reports filed with the Securities and Exchange Commission could also have material adverse effects on forward-looking statements. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on forward-looking statements.

Cautionary Note Regarding Preliminary Financial Information
The preliminary financial information set forth in this press release, including preliminary estimates of royalty segment sales and DD&A, is preliminary and unaudited, reflects management’s current estimates based on information available to it as of the date of this press release, and is subject to revision. Actual results remain subject to the completion of management’s customary quarter-end review and closing procedures and may differ from the preliminary financial information. Any such differences could be material. The preliminary financial information has been prepared by, and is the responsibility of, Royal Gold's management. Royal Gold's independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial information and, accordingly, does not express an opinion or any other form of assurance with respect thereto. The preliminary financial information does not present all information necessary for an understanding of Royal Gold's financial condition as of, or its results of operations for, the three and nine months ended September 30, 2026, and should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP. Royal Gold undertakes no obligation to update or revise the preliminary financial information, whether as a result of new information, future events, or otherwise, except as required by law. In addition, the financial items described in this press release under “Notable Third Quarter Financial Items” represent only select items that management considers notable and do not represent a complete summary or description of all material developments, transactions, or events that occurred during the third quarter. Management’s selection of the items described herein should not be construed to imply that other items not described are not material or notable.